UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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VMware, Inc.

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VMWARE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 9, 2008

To the Stockholders of VMware, Inc.:

Notice is hereby given that a Special Meeting of Stockholders of VMware, Inc. (“VMware,” “we” or “our”), a Delaware corporation, will be held at VMware’s offices at 3210 Porter Drive, Palo Alto, CA 94304, on Tuesday, September 9, 2008, at 8:00 a.m. local time.

We are holding the Special Meeting for the purpose of approving a one-time stock option exchange program under which eligible VMware employees (excluding, among others, our executive officers and members of our Board of Directors) would be able to elect to exchange certain outstanding stock options issued under our 2007 Equity and Incentive Plan (the “Plan”). If VMware stockholders approve the exchange program, VMware employees who are employed by us in the United States will be eligible to exchange stock options issued between September 1, 2007 and August 1, 2008, with exercise prices that exceed the market price of our stock on the date the exchange offer concludes for new stock options to be granted on a one-for-one share basis under the Plan with an exercise price equal to the fair market value of our Class A common stock on the date of grant. The stock option exchange program is more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. No other business is expected to be transacted at the Special Meeting.

All holders of record of our common stock at the close of business on August 7, 2008, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponement thereof.

Stockholders may cast their votes by completing a proxy. Whether or not you plan to attend the meeting, please cast your vote, as instructed in “Voting over the Internet, by Telephone or by Mail” on page 3 of the Proxy Statement, as promptly as possible. We encourage you to vote via the Internet.

By order of the Board of Directors

/s/ RASHMI GARDE
RASHMI GARDE
Vice President, General Counsel and Corporate Secretary

Palo Alto, California

August 11, 2008

i

VMWARE, INC.

3401 Hillview Avenue

Palo Alto, California 94304

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies of the Class A common stockholders by the Board of Directors of VMware, Inc., a Delaware corporation (“VMware,” “we,” “our” or “us”), for the Special Meeting of Stockholders of VMware to be held on September 9, 2008 at 8:00 a.m. local time (the “Special Meeting”), and any continuation, postponement or adjournments thereof, for the purpose set forth in this Proxy Statement and the attached Notice of Special Meeting of Stockholders (the “Notice of Special Meeting”). The Special Meeting will be held at VMware’s offices at 3210 Porter Drive, Palo Alto, CA 94304. This Proxy Statement and the accompanying proxy card are first being distributed to stockholders on or about August 13, 2008.

Outstanding Shares

We have two classes of authorized common stock: Class A common stock and Class B common stock. As of August 7, 2008, the record date for the Special Meeting, VMware had outstanding and entitled to vote 388,732,516 shares of common stock, of which 88,732,516 shares are Class A common stock and 300,000,000 shares are Class B common stock. EMC Corporation (“EMC”), our parent and controlling stockholder, holds all of the Class B common stock and 29.9% of the Class A common stock. Four members of our Board of Directors—Joseph M. Tucci, Michael W. Brown, John R. Egan and David N. Strohm—also serve as members of the Board of Directors of EMC. Mr. Tucci, the chairman of our board, is also the Chairman, Chief Executive Officer and President of EMC. Additionally, a fifth member of our board, David I. Goulden, is the Executive Vice President and Chief Financial Officer of EMC.

Quorum

In order to conduct any business at the Special Meeting, a quorum must be present in person or represented by valid proxies. Holders of shares representing a majority of the total outstanding shares of common stock on August 7, 2008 entitled to vote at the Special Meeting, represented in person or by proxy, constitute a quorum. Abstentions and broker non-votes, defined below, are considered present for purposes of determining the presence of a quorum.

Voting

Only Class A common and Class B common stockholders of record on August 7, 2008 will be entitled to vote at the Special Meeting.

The Class A common stock and Class B common stock will vote together as a single class on the proposal described in the proxy materials. The holders of Class B common stock are entitled to 10 votes per share on the proposal to be voted on at the Special Meeting. The holders of Class A common stock are entitled to one vote per share on the proposal to be voted on at the Special Meeting.

Based on its ownership of 84.0% of the outstanding shares of VMware’s common stock, as of August 7, 2008 representing 98.0% of the combined voting power of our common stock, EMC has the voting power to adopt and approve the proposal to be voted on at the Special Meeting.

Your shares may be voted at the Special Meeting only if you are present in person or represented by a valid proxy. Whether your proxy is submitted via the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the Special Meeting, your shares will be voted at the Special Meeting in the manner set forth in this Proxy Statement or as otherwise specified by you.

If on August 7, 2008 your shares were held in an account at a bank or brokerage firm or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. If you are a beneficial owner, you have the right to direct your bank, brokerage firm or other agent on how to vote the shares in your account by submitting your vote as described below. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your bank, brokerage firm or other agent.

If the enclosed form of proxy is properly signed and returned or a proxy is voted via the Internet or by telephone, the shares of Class A common stock represented thereby will be voted as specified in the proxy. If the enclosed form of proxy is properly signed but you do not specify in the proxy how your shares are to be voted, the shares will be voted as recommended by the Board of Directors: FOR the approval of the option exchange program. If your shares are registered in the name of a bank, brokerage firm or other agent, the bank, brokerage firm or agent must receive instructions from you about how your shares are to be voted on this proposal. The bank, brokerage firm or agent may not vote your shares on the proposal to approve the option exchange program, if it does not receive instructions from you on how to vote your shares; this is known as a “broker non-vote.”

Under our Bylaws, no business may be brought before a special meeting except as specified in the notice of the special meeting. However, EMC is entitled to propose business to be considered by the stockholders at any meeting of stockholders without compliance with the notice requirements and procedures of our Bylaws. The enclosed proxy gives each of Paul Maritz, our President and Chief Executive Officer, and Mark S. Peek, our Chief Financial Officer, discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Special Meeting, provided that the enclosed form of proxy is properly signed by you.

Recommendation of the Board of Directors

The Board of Directors recommends that our stockholders vote FOR approval of the option exchange program.

Votes Required to Approve the Proposal

Under New York Stock Exchange (“NYSE”) rules, the approval of the option exchange program requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the voting power of the total outstanding shares of stock, which is referred to as the “Outstanding Votes.” Votes “For” and “Against” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as Outstanding Votes. Thus, the total sum of votes “For,” plus votes “Against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total Outstanding Votes. Further, the number of votes “For” the proposal must be greater than 50% of the NYSE Votes Cast. Thus, abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE Votes Cast represent over 50% of the Outstanding Votes.

Voting over the Internet, by Telephone or by Mail

You may vote by attending the Special Meeting and voting in person. You also have three options for submitting your vote prior to the Special Meeting:

•	via the Internet (please see your proxy card for instructions);

•	by phone (please see your proxy card for instructions); or

•	by completing, signing, dating and mailing in the enclosed paper proxy card.

Voting via the Internet or by telephone may not be available to all stockholders. You may vote using the Internet and telephone voting facilities until 11:59 p.m., E.S.T. on September 8, 2008. We encourage you to register your vote via the Internet. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a proxy card by mail. If your shares are held by a bank, broker or other agent, please refer to the instructions they provide for voting your shares.

Counting of Votes

Votes will be counted by the inspector of election appointed by the Board of Directors for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

Changing or Revoking Your Proxy

You have the right to revoke your proxy at any time before it is voted at the meeting by:

•	attending the meeting and voting in person, although attendance at the Special Meeting will not, by itself, revoke a proxy; or

•

sending to our Corporate Secretary, at the Legal Department of VMware, Inc. at 3401 Hillview Avenue, Palo Alto, California 94304, a signed written notice of revocation, bearing a later date than the date of the proxy, stating that the proxy is revoked; or

•	signing and delivering a new proxy, relating to the same shares and bearing a later date than the original proxy.

Please note, as mentioned above, if you are a beneficial owner, and not a holder of record, of shares, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your bank, brokerage firm or other agent who holds your shares in street name.

If your shares are held by your bank, brokerage firm or other agent as a nominee or agent, you should follow the instructions provided by your bank, brokerage firm or agent.

Special Meeting Admission

Stockholders who wish to attend the Special Meeting will be required to present verification of ownership of VMware common stock, such as a bank or brokerage firm account statement. All stockholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport. Registration will begin at 7:15 a.m. local time.

A complete list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder for any purpose germane to the Special Meeting for 10 days prior to the Special Meeting during ordinary business hours at our headquarters located at 3401 Hillview Avenue, Palo Alto, California 94304.

Other Business

No other business is expected to be transacted at the Special Meeting. Under our Bylaws, no business may be brought before a special meeting except as specified in the notice of the special meeting. However, EMC is entitled to propose business to be considered by the stockholders at any meeting of stockholders without compliance with the notice requirements and procedures of our Bylaws.

Expenses of the Proxy Solicitation

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by VMware. In addition to the solicitation of proxies by use of the mails, we will request that brokerage firms, banks and other agents that hold shares of our common stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use the services of certain of our officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.

APPROVAL OF THE OPTION EXCHANGE PROGRAM PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE OPTION EXCHANGE PROGRAM.

Introduction

We are seeking stockholder approval of an Option Exchange Program (defined below) that would allow us to cancel out-of-the-money stock options granted under the VMware, Inc. 2007 Equity and Incentive Plan (the “Plan”) and held by some of our employees in exchange for the issuance of new stock options for the same number of shares with re-started vesting periods and exercise prices equal to the fair market value of our Class A common stock on the date of grant of the new stock options. The new stock options will expire six-years after the grant date of the new stock options. We are proposing this program because the recent and substantial decline in the market price of our Class A common stock has reduced the performance and retention incentives provided by our equity award programs for employees, in particular those hired following our initial public offering (“IPO”). We believe that our best course of action in managing this circumstance is to maintain the size of such employees’ equity award positions but to replace these equity awards with new options with exercise prices reflecting the current fair market value of our stock and to re-start the vesting periods that apply to these options.

Overview and Summary of Material Terms of Option Exchange Program

On July 29, 2008, our Board of Directors approved a one-time stock option exchange program on the terms described below (the “Option Exchange Program”), subject to further approval by our Compensation and Corporate Governance Committee of the detailed terms of such program and subsequent stockholder approval. On July 29, 2008, our Compensation and Corporate Governance Committee approved the detailed terms of the Option Exchange Program as described herein. Under the proposed Option Exchange Program, eligible employees would be able to elect to exchange, through an Exchange Offer (defined below), outstanding eligible options to purchase shares of our Class A common stock for new stock options covering the same number of shares with exercise prices at the fair market value of our Class A common stock on the first trading day following the Exchange Offer (defined below) and re-started vesting periods (the “New Options”). The New Options will expire six-years after their grant date. The following describes the important features of the Option Exchange Program:

Who Is Eligible to Participate in the Option Exchange Program? All employees of VMware who are employed by us in the United States on the date we commence the Exchange Offer (defined below) and who hold Eligible Options (defined below) will be eligible to participate in the program (such employees, “Eligible Optionholders”), although only those Eligible Optionholders who continue to be employed by us in the United States through the grant date for the New Options, which will be the trading day immediately following the date on which the Exchange Offer concludes, will be granted New Options.

Who Is Not Eligible to Participate in the Option Exchange Program? Each of the following categories of VMware service providers are specifically excluded from participating in the Option Exchange Program: executive officers, members of our Board of Directors, service providers who are not employees of VMware and service providers (whether employees or non-employees) outside of the United States. In addition, persons whose employment terminates prior to the date on which the Exchange Offer (defined below) is concluded or the grant date for the New Options will not be eligible to receive New Options.

What Options Are Eligible to be Cancelled in the Option Exchange Program? Options held by Eligible Optionholders that were granted at any time between September 1, 2007 and August 1, 2008 (the “Eligibility Period”) are eligible to be surrendered in the Option Exchange Program (such options, “Eligible Options”). During the Eligibility Period, options to purchase an aggregate of 4,310,525 shares of our Class A common stock have been granted to a total of 1,168 employees in the United States who as of July 31, 2008 are Eligible Optionholders. These Eligible Options have exercise prices ranging from $38.50 to $117.12 per share, have a weighted average exercise price of $70.92 per share and a weighted average remaining term of 5.57 years per share. The Eligible Options constitute approximately 10.0% of the 43.2 million shares of our Class A common stock subject to outstanding stock options as of July 31, 2008, approximately 9.5% of the 45.3 million shares subject to outstanding equity awards, including options and restricted stock units, issued under the Plan and approximately 4.9% of our total outstanding shares of Class A common stock as of July 31, 2008. As of July 31, 2008, approximately 27.6 million shares remain available for issuance under the Plan.

An Eligible Optionholder who desires to participate in the Option Exchange Program must surrender an entire Eligible Option and will not be given the opportunity to surrender only a portion of an outstanding Eligible Option. An Eligible Optionholder who holds more than one Eligible Option will not be required to surrender every Eligible Option he or she holds but may make a participation decision on an Eligible Option-by-Eligible Option basis.

How Will New Options be Priced? All New Options granted following the conclusion of the Option Exchange Program will have an exercise price equal to the closing price of our Class A common stock on the NYSE on the grant date for the New Options, which will be the trading day immediately following the date on which the Exchange Offer (defined below) concludes. Subject to our stockholders approving this proposal, the Exchange Offer is currently expected to conclude on or about September 9, 2008. The terms of the Option Exchange Program, including the date that the Exchange Offer concludes, is subject to governmental requirements which could result in concluding the Exchange Offer at a later date. Additionally, our Board of Directors may otherwise decide to amend, postpone, or under certain circumstances, cancel the Exchange Offer once it has commenced. The closing price of our Class A common stock on the NYSE as of July 31, 2008 was $35.85 per share.

What Vesting Will Apply to the New Options? Each New Option will be subject to vesting in a manner that re-starts the full vesting period that applied to the surrendered Eligible Option to which the New Option relates. Our Eligible Optionholders hold Eligible Options that vest as to twenty-five percent of the underlying option shares on the first anniversary of the grant date and as to equal monthly installments of the remaining option shares over the next thirty-six months, so that the option will be vested in full, assuming the Eligible Optionholder continues as an employee throughout the vesting period, on the fourth anniversary of the grant date of the option. A New Option granted upon cancellation of an Eligible Option will vest as to twenty-five percent of the New Option shares on the first anniversary of the grant date of the New Options and as to equal monthly installments of the remaining New Option shares over the following thirty-six months, so that the New Option will be vested in full, assuming satisfaction of service conditions, on the fourth anniversary of the grant date of the New Option.

What Term Will Apply to the New Options? Generally, our employee options expire on the sixth anniversary of the grant date (unless they expire earlier upon their terms). Consequently, Eligible Options are scheduled to expire in less than six years. Each New Option will expire on the sixth anniversary of the grant date of the New Option.

What Are We Doing to Address Options Held by Employees Outside of the United States? Our employees outside the United States will not be eligible for the Option Exchange Program and will keep their current options. Instead of the Option Exchange Program, we currently expect to grant such employees who hold options that were granted between September 1, 2007 and August 1, 2008, and which have exercise prices above market price, additional restricted stock units after the Option Exchange Program concludes. The amount of the restricted stock unit grants has not yet been determined.

Why Are We Seeking Stockholder Approval of the Option Exchange Program? Under the listing rules of the NYSE, stockholder approval is required in order for us to implement the Option Exchange Program. If our stockholders approve this proposal, we currently intend to close the Exchange Offer (defined below) promptly following the Special Meeting to which this Proxy Statement relates and at which we are seeking stockholder approval. If we do not obtain stockholder approval of this proposal, we will not be able to implement the Option Exchange Program. See “Information Concerning Solicitation and Voting—Votes Required to Approve the Proposal” for a description of the votes required to approve the Option Exchange Program.

Our Board of Directors unanimously recommends a vote “FOR” this proposal.

Reasons for the Option Exchange Program

We believe that an effective and competitive employee incentive program is imperative for the future growth and success of our business. We rely on highly skilled and educated technical, managerial and administrative employees to implement our strategic initiatives, expand and develop our business and satisfy customer needs. Competition for these types of employees, particularly in the software and high-tech industry, is intense, and many companies use stock options as a means of attracting, motivating and retaining their employees. Stock options constitute a key part of our incentive and retention programs because our Board of Directors believes that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares. Because of the sharp increase in the price of our Class A common stock during the months immediately following our IPO, followed by the decline in the price over recent months, many of our employees now hold stock options with exercise prices significantly higher than the current market price of our Class A common stock. For example, on July 31, 2008, the closing price of our Class A common stock on the NYSE was $35.85 per share and the weighted average exercise price of Eligible Options was $70.92 per share. Consequently, as of July 31, 2008, all of the outstanding stock options held by Eligible Optionholders were “underwater,” meaning that the exercise price of the outstanding stock option exceeded the market price for our Class A common stock.

This circumstance has caused our Board of Directors to conclude that we may be at risk of losing key contributors across our workforce because we do not currently have sufficient compensation programs in place to incentivize, retain and ensure the commitment of many of our employees.

Although we continue to believe that stock options are an important component of our employees’ total compensation, many of our employees view their existing options as having little or no value due to the difference between their exercise prices and the current market price of our Class A common stock. As a result, for many employees, these options are at risk of becoming ineffective at providing the incentives and retention value that our Board of Directors believes are necessary to motivate our employees to achieve our strategic, operational and financial goals.

In addition to providing key incentives to our employees, the Option Exchange Program is also designed to benefit our stockholders by providing us better retention tools for those of our key contributors hired after our IPO, due to the re-started vesting periods for the New Options. We have hired approximately 32% of our current U.S. workforce since our IPO. As of the date of this proxy statement, the stock options held by these new members of our workforce are underwater. A substantial number of these new employees might seek employment with another company if their options remain underwater. The cost of replacing such a significant fraction of our workforce could be substantial.

Consideration of Alternatives

When considering how best to continue to incentivize and reward our employees who have underwater options, we considered two primary alternatives:

Grant additional equity compensation. We considered granting employees special supplemental stock option grants at current market prices and/or restricted stock units in order to restore the value of previously granted stock options that are now underwater. However, such supplemental equity grants would substantially increase our overhang and potential dilution to our stockholders.

Implement Option Exchange Program. We also considered implementing an option exchange program. We determined that a program under which employees could exchange underwater stock options for new options with exercise prices set at the current fair market value of our Class A common stock was attractive for a number of reasons, including the following:

•	Reasonable, Balanced Incentives. Under the Option Exchange Program, Eligible Optionholders would be able to surrender certain underwater options for New Options covering the same number of shares with exercise prices equal to the closing price of our Class A common stock on the NYSE on the grant date for the New Options, which will be the trading day immediately following the date on which the Exchange Offer (defined below) concludes, and with re-started vesting periods. The New Options will expire six-years after their grant date. In particular, re-starting vesting on the New Options will help ensure our affected employees’ commitment to VMware, in particular over the one-year period following the conclusion of the Option Exchange Program, since they must remain employed for a full year thereafter in order to be vested in any of the New Option shares.

•

Enhanced Long-Term Stockholder Value. We believe that ultimately the Option Exchange Program will enhance long-term stockholder value by restoring competitive incentives to the participants so they are further motivated to achieve our strategic, operational and financial goals, as exercise prices significantly in excess of the market price of our stock undermine the effectiveness of options as employee performance and retention incentives.

•

Reduced Pressure for Additional Grants. If we are unable to implement the Option Exchange Program, we may be forced to issue additional equity awards to our employees hired after our IPO at current market prices, increasing our overhang. These grants would more quickly exhaust the current pool of shares available for future grant of options or other equity awards under the Plan. Assuming this proposal is approved and we complete the Option Exchange Program, and excluding any New Options we grant under that program, we currently estimate that we may grant equity awards for approximately 10 million shares between the date of this Proxy Statement and December 31, 2008.

•

Participation by Our Executive Officers and Our Board of Directors Precluded. While our Board of Directors determined that it would be appropriate to allow VMware employees who are employed in the United States holding underwater options to participate in the Option Exchange Program, the Board of Directors decided to preclude our executive officers and directors, some of whom also hold underwater options, from participating in the program.

Description of the Option Exchange Program

Implementing the Option Exchange Program. If the Option Exchange Program is approved by our stockholders, it is the Board of Directors’ intent that Eligible Optionholders who are offered the opportunity to participate in the program under a tender offer (an “Exchange Offer”) filed with the Securities and Exchange Commission (the “SEC”) will be able to complete their exchange promptly following the Special Meeting at which such stockholder approval is sought. From the time the Exchange Offer commences, the Eligible Optionholders will be given at least 20 business days to make an election to surrender for cancellation all or a portion of their Eligible Options on a grant-by-grant basis in exchange for New Options. The New Options will be issued on the trading day immediately following the conclusion of the Exchange Offer, which is currently scheduled for September 9, 2008.

Even if the Option Exchange Program is approved by our stockholders, our Board of Directors will retain the authority, in its sole discretion, to amend, postpone, or under certain circumstances cancel the Exchange Offer, once it has commenced.

Stockholder approval of the Option Exchange Program applies only to this exchange program. Approval of this proposal affects options currently outstanding under our Plan but will not result in an amendment to the terms of the Plan itself. If we were to implement a stock option exchange program in the future, we would need to seek separate stockholder approval of that subsequent program.

Outstanding Options Eligible for the Option Exchange Program. Options held by Eligible Optionholders that were granted at any time between September 1, 2007 and August 1, 2008 that are underwater on the date the Exchange Offer concludes are eligible to be surrendered in the Option Exchange Program. As of July 31, 2008, options to purchase approximately 43.2 million shares of our Class A common stock were outstanding, of which options to purchase approximately 4.3 million shares would be eligible for exchange under the Option Exchange Program.

To be eligible, an employee must be employed by us in the United States at the time the Exchange Offer commences. Additionally, in order to receive the New Options, an Eligible Optionholder who surrenders his or her Eligible Options for exchange must continue to be employed by us in the United States through the date the New Options are granted. As of July 31, 2008, 1,168 employees in the U.S. who are Eligible Optionholders held Eligible Options.

The following table shows the number of shares underlying outstanding Eligible Options in each exercise price range as of July 31, 2008.

Exercise Price Range	Maximum Number of Shares Underlying Eligible Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)
$38.50 - $55.00	1,270,800	$45.79	5.74
$55.01 - $65.00	1,068,125	$60.07	5.53
$65.01 - $80.00	732,050	$68.32	5.82
$80.01 - $100.00	464,700	$91.60	5.32
$100.01 - $117.12	774,850	$117.12	5.26

Total	4,310,525	$70.92	5.57

Election to Participate. Participation in the Option Exchange Program will be voluntary. Eligible Optionholders will be permitted to exchange all or none of their Eligible Options for New Options on a grant-by-grant basis, meaning that an Eligible Optionholder who holds more than one Eligible Option need not surrender every Eligible Option he or she holds, but if any part of a single Eligible Option is surrendered, the entire Eligible Option must be surrendered.

Exercise Price of New Options. All New Options will be granted with an exercise price equal to the closing price of our Class A common stock on the NYSE on the grant date for the New Options, which will be the trading day immediately following the date on which the Exchange Offer concludes.

Vesting of New Options. As described in more detail above under “Overview and Summary of Material Terms of Option Exchange Program—What Vesting Will Apply to the New Options,” each New Option will be subject to vesting in a manner that re-starts the full vesting period that applied to the surrendered Eligible Option to which the New Option relates.

Term of the New Options. As described in more detail above under “Overview and Summary of Material Terms of Option Exchange Program—What Term Will Apply to the New Options,” the New Options will expire on the sixth anniversary of the grant date of the New Options.

Other Terms and Conditions of the New Options. The other terms and conditions of the New Options will be set forth in an option agreement to be entered into as of the New Option grant date and otherwise governed by the terms and conditions of the Plan. These additional terms and conditions will be comparable to the other terms and conditions of the Eligible Options. New Options will be characterized for U.S. federal income tax purposes as non-qualified stock options. The shares of Class A common stock for which the New Options may be exercised are currently registered on a registration statement filed with the SEC.

Return of Eligible Options Surrendered. Consistent with the terms of the Plan, shares subject to Eligible Options surrendered in the Option Exchange Program will return to the pool of shares available for grant under the Plan. Because each surrendered Eligible Option will be replaced with a New Option covering the same number of shares, the Option Exchange Program will not result in an increase or decrease in the number of shares available for issuance under the Plan.

Accounting Treatment. We have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or “FAS 123(R),” regarding accounting for share-based payments.

Under FAS 123(R), in addition to the remaining unamortized expense for the Eligible Options, we will recognize the incremental compensation cost of the stock options granted in the Option Exchange Program. The incremental compensation cost will be measured as the excess, if any, of the fair value of each New Option granted to employees in exchange for surrendered Eligible Options, measured as of the date the New Options are granted, over the fair value of the Eligible Options surrendered in exchange for the New Options, measured immediately prior to the cancellation. The sum of the remaining unamortized expense for the Eligible Options and the incremental compensation cost of the New Options will be recognized ratably over the vesting period of the New Options. As would be the case with Eligible Options, in the event that any of the New Options are forfeited prior to their vesting due to termination of service, the compensation cost for the forfeited New Options will not be recognized.

The total compensation cost of the Option Exchange Program will vary in accordance with the fair market value of our stock on the grant date. For instance, presuming full participation in the Option Exchange Program, if the fair market value of our Class A common stock on the grant date is $35.00 per share, the total additional incremental compensation cost of the program would be approximately $26 million. If the fair market value of our Class A common stock on the grant date is, instead, $40.00 per share, the total incremental compensation cost of the program would be approximately $25 million.

U.S. Federal Income Tax Consequences. The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Option Exchange Program. A more detailed summary of the applicable tax considerations to participants will be provided in the Exchange Offer. The tax consequences of the Option Exchange Program are not entirely certain, however, the Internal Revenue Service is not precluded from adopting a contrary position and the law and regulations themselves are subject to change. We believe the exchange of Eligible Options for New Options pursuant to the Option Exchange Program should be treated as a non-taxable exchange, and no income should be recognized for U.S. federal income tax purposes by us or our employees upon the grant of the New Options. As all New Options issued under the Option Exchange Program will be non-qualified stock options, an Eligible Optionholder who participates will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. If the Eligible Optionholder is an employee of VMware, the ordinary income will be subject to income tax withholding by VMware. Upon disposition of the stock, the Eligible Optionholder will recognize a capital gain or loss (which will be long- or short-term depending upon whether the stock was held for more than one year) equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. All holders of Eligible Options are urged to consult their own tax advisors regarding the tax implications of participating in the Option Exchange Program under all applicable laws prior to participating in the Option Exchange Program.

Potential Modifications to Terms to Comply with Governmental Requirements. The terms of the Option Exchange Program will be described in an Exchange Offer that we will file with the SEC. Although we do not anticipate that the SEC will require us to modify the terms significantly, it is possible that we will need to alter the terms of the Option Exchange Program, including an extension of the period we will keep the Option Exchange Program open, to comply with comments from the SEC.

Effect on Stockholders

We are not able to predict the impact the Option Exchange Program will have on your interests as a stockholder, as we are unable to predict what the future market price of our Class A common stock will be on the date that the New Options are granted. We expect to recognize incremental compensation expense from the Option Exchange Program. In addition, the Option Exchange Program is intended to reduce our need to issue supplemental stock options in the future to remain competitive with other employers. The Option Exchange Program, as well as our expected use of shares under our existing programs, will have an effect of less than 1% of diluted shares outstanding for the third and fourth quarters of fiscal 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information, as of July 24, 2008, about the beneficial ownership of Class A common stock and Class B common stock by (i) EMC, (ii) each person who is known by us to own beneficially more than 5% of either class of our common stock, (iii) each of our directors, (iv) each of the Named Executive Officers and (v) by all directors and executive officers of VMware as a group.

Applicable percentage ownership is based on 87,230,676 shares of Class A common stock and 300,000,000 shares of Class B common stock outstanding at July 24, 2008. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of July 24, 2008. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Only EMC, its successor-in-interest or its majority-owned or controlled subsidiaries may hold shares of Class B common stock unless and until such time as EMC distributes its shares of Class B common stock in a distribution under section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), following which distribution the Class B common stock may be held by EMC, the distributees and their transferees. The rights of the holders of Class A and Class B common stock are identical, except with respect to voting, the election of directors, conversion, certain actions that require the consent of holders of Class B common stock and other protective provisions as set forth in our certificate of incorporation. Each share of Class B common stock is convertible into one share of Class A common stock at any time, at EMC’s election. However, if EMC distributes its shares of Class B common stock in a distribution under section 355 of the Code, such right to convert Class B common stock into Class A common stock will terminate upon such distribution.

Name of Beneficial Owner	Number of Class B Shares Beneficially Owned(1)		Percent of Outstanding Class B Shares	Percentage of Total Vote(2)
5% Beneficial Owners
EMC Corporation 176 South Street, Hopkinton, MA 01748	300,000,000		100.00%	97.17%

	Number of Class A Shares Beneficially Owned(1)		Percent of Outstanding Class A Share	Percentage of Total Vote(2)
5% Beneficial Owners
EMC Corporation	26,500,000	(3)	30.38%	*
Fidelity Management & Research Company(4) 82 Devonshire Street, Boston, MA 02109	15,964,695		18.30%	*
Intel Corporation(5) 2200 Mission College Blvd., Santa Clara, CA 95052	9,500,000		10.89%	*
Mutuelles AXA(6) 26, rue Drouot, 75009 Paris, France	8,775,533		10.06%	*
Cisco Systems International B.V.(7) Haarlerbergpark Haarlerbergweg 13-19 1101 CH Amsterdam The Netherlands	6,000,000		6.88%	*

Name of Beneficial Owner	Number of Class A Shares Beneficially Owned(1)	Percent of Outstanding Class A Share	Percentage of Total Vote(2)
Directors and Named Executive Officers
Michael W. Brown(8)	42,000	*	*
John R. Egan(9)	42,000	*	*
Carl M. Eschenbach(10)	110,019	*	*
Rashmi Garde(11)	62,966	*	*
David I. Goulden(12)	0	*	*
Diane B. Greene(13)(20)	1,021,605	1.16%	*
Renee J. James	0	*	*
Thomas J. Jurewicz(14)(20)	82,634	*	*
Paul Maritz(20)	0	*	*
Mark S. Peek(15)	158,163	*	*
Dennis D. Powell(16)	2,000	*	*
David N. Strohm(17)	42,000	*	*
Joseph M. Tucci(18)	0	*	*
All current directors and executive officers as a group (14 persons)(19)	1,563,387	1.77%	*

*	Less than 1%
(1)	All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table and shares of Class A common stock that will vest and become issuable within 60 days of the date of this table pursuant to restricted stock units. In addition to the amounts shown, each share of Class B common stock may be converted to one share of Class A common stock upon election of the holder. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.
(2)	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class, calculated on the basis of 10 votes per share of Class B common stock and one vote per share of Class A common stock. Each holder of Class B common stock is entitled to 10 votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on the proposal described in this Proxy Statement.
(3)	Does not include 300,000,000 shares of Class A common stock issuable upon conversion of the shares of Class B common stock held by EMC listed in the above table. Such shares of Class B common stock are convertible into Class A common stock at the election of EMC.
(4)	According to Schedule 13G/A filed July 10, 2008 with the SEC by FMR LLC, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 15,964,695 shares of Class A common stock as a result of acting as investment adviser to various investment companies. The ownership of one such investment company, Fidelity Growth Company Fund, amounted to 8,402,533 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds, each has sole power to dispose of the shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B shares of voting common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees.
(5)	According to a Schedule 13D filed with the SEC on September 4, 2007, shares are directly owned by Intel Capital Corporation, a wholly-owned subsidiary of Intel Corporation. Intel Corporation has the sole power to vote or direct the voting of the shares and is deemed the beneficial owner of the shares.

(6)	According to a Schedule 13G filed with the SEC April 10, 2008 by (i) AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle (collectively, the “Mutuelles AXA”), (ii) AXA, and (iii) AXA Financial, Inc. (“AXA Financial”). Mutuelles AXA controls AXA, which is the parent holding company with respect to the holdings of AXA Investment Managers Paris (“AXA Paris”), and AXA Framlington (“Framlington”). AXA is also the parent holding company of AXA Financial, which is the parent holding company of AllianceBernstein L.P. (“Alliance”), an investment adviser, and AXA Equitable Life Insurance Company (“Equitable”), an insurance company and an investment adviser. Includes: 8,624,753 shares held by Alliance on behalf of client discretionary investment advisory accounts, 8,606,675 of which Alliance is deemed to have sole power to dispose or direct disposition, 73,470 shares as to which Allliance is deemed to have shared power to vote or to direct the vote and 7,195,425 shares as to which Alliance is deemed to have the sole power to vote or direct the vote. Also includes: (A) 141,280 shares held by Equitable (deemed to have sole power to dispose and direct the disposition of all such shares and sole power to vote or direct the vote of 139,250 shares); (B) 6,600 shares held by Framlington (deemed to have sole power to dispose or direct the disposition of and sole power to vote or direct the vote of such shares) and (C) 2,600 shares held by AXA Paris (deemed to have sole power to dispose or direct the disposition of and sole power to vote or direct the vote of such shares). The addresses are: Mutuelles AXA—26, rue Drouot, 75009 Paris, France; AXA—25, avenue Matignon, 75008 Paris, France; and AXA Financial—1290 Avenue of the Americas, New York, New York 10104.
(7)	According to a Schedule 13 D/A filed November 29, 2007 with the SEC, Cisco Systems International B.V. is the holder of record and beneficial owner of the shares indicated. Cisco Systems International B.V. is a direct wholly owned subsidiary of Cisco Systems Netherlands Holdings B.V. and an indirect wholly owned subsidiary of the following entities: Cisco Systems Luxembourg S.a.r.l., Cisco Systems Luxembourg International S.a.r.l., Cisco Systems International S.a.r.l., Cisco Systems (Bermuda) Limited, Cisco Systems International Holdings Limited, Cisco Technology, Inc. and Cisco Systems, Inc. Other than the holder of record, each of the above entities disclaims beneficial ownership of the shares.
(8)	Includes 1,500 shares of Class A common stock subject to options exercisable within 60 days of July 24, 2008 and 500 shares of Class A common stock that will vest and become issuable within 60 days of July 24, 2008 pursuant to restricted stock units. Excludes 50,000 shares of EMC common stock beneficially owned by such individual of which 20,000 shares are subject to options exercisable within 60 days of July 24, 2008.
(9)	Includes 1,500 shares of Class A common stock subject to options exercisable within 60 days of July 24, 2008 and 500 shares of Class A common stock that will vest and become issuable within 60 days of July 24, 2008 pursuant to restricted stock units. Excludes 2,180,594 shares of EMC common stock beneficially owned by such individual of which 100,000 shares are subject to options exercisable within 60 days of July 24, 2008.
(10)	Includes 84,374 shares of Class A common stock subject to options exercisable within 60 days of July 24, 2008. Includes 25,482 shares of restricted stock.
(11)	Includes 62,499 shares of Class A common stock subject to options exercisable within 60 days of July 24, 2008. Excludes 3,000 shares of EMC common stock that are subject to options exercisable within 60 days of July 24, 2008.
(12)	Excludes 1,844,914 shares of EMC common stock beneficially owned by such individual of which 1,230,000 shares are subject to options exercisable within 60 days of July 24, 2008.
(13)	Includes 829,856 shares of Class A common stock subject to options held by Ms. Greene and exercisable within 60 days of July 24, 2008. Includes 175,976 shares subject to options held by Mendel Rosenblum, Ms. Greene’s spouse, exercisable within 60 days of July 24, 2008. Ms. Greene disclaims beneficial ownership of such shares.
(14)	Includes 72,385 shares of Class A common stock subject to options exercisable within 60 days of July 24, 2008 and 3,335 shares of restricted stock. Excludes 30,905 shares of EMC common stock beneficially owned by such individual.
(15)	Includes 78,124 shares of Class A common stock subject to options exercisable within 60 days of July 24, 2008.

(16)	Includes 1,500 shares of Class A common stock subject to options exercisable within 60 days of July 24, 2008 and 500 shares of Class A common stock that will vest and become issuable within 60 days of July 24, 2008 pursuant to restricted stock units.
(17)	Includes 1,500 shares of Class A common stock subject to options exercisable within 60 days of July 24, 2008 and 500 shares of Class A common stock that will vest and become issuable within 60 days of July 24, 2008 pursuant to restricted stock units. Excludes 755,176 shares of EMC common stock beneficially owned by such individual of which 99,200 shares are subject to options exercisable within 60 days of July 24, 2008.
(18)	Excludes 9,138,821 shares of EMC common stock beneficially owned by such individual of which 7,119,549 shares are subject to options exercisable within 60 days of July 24, 2008.
(19)	Includes 1,309,214 shares of Class A common stock subject to options exercisable within 60 days of July 24, 2008 and 2,000 shares of Class A common stock that will vest and become issuable within 60 days of July 24, 2008 pursuant to restricted stock units. Includes 175,976 shares as to which such individuals have disclaimed beneficial ownership. Excludes 14,003,410 shares of EMC common stock beneficially owned by such individuals, of which 8,571,749 shares are subject to options exercisable within 60 days of March 1, 2008. Also includes shares of Class A common stock beneficially owned by Dev R. (Richard) Sarwal (0).
(20)	In accordance with applicable SEC rules, the above table includes individuals who were Named Executive Offices during fiscal 2007. Tom Jurewicz served as our principal financial officer during 2007 until the appointment of Mark Peek as our Chief Financial Officer in April 2007. Diane Greene served as our President and Chief Executive Officer until her departure from those positions on July 7, 2008. Additionally, Ms. Greene served on our Board of Directors until her resignation effective on August 6, 2008. Paul Maritz was appointed as our President and Chief Executive Officer effective July 7, 2008. Mr. Maritz was also appointed to our Board as a Group I Class III director effective July 7, 2008.

The address of all persons listed above, other than EMC, Intel, Cisco, Fidelity and Mutuelles AXA is c/o VMware, Inc., 3401 Hillview Avenue, Palo Alto, California 94304.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this Proxy Statement. The information incorporated by reference is deemed to be part of this Proxy Statement. This Proxy Statement incorporates by reference the following documents:

(i) VMware’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 29, 2008;

(ii) VMware’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the SEC on May 9, 2008; and

(iii) VMware’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the SEC on August 8, 2008.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in VMware’s Proxy Statement for the 2009 Annual Meeting of Stockholders, stockholder proposals must be received at VMware’s principal executive offices no later than December 1, 2008. Stockholder proposals should be addressed to: VMware Inc., 3401 Hillview Avenue, Palo Alto, California 94304, Attn: Legal Department, Facsimile Number (650) 427-5001.

ADVANCE NOTICE PROCEDURES

Under our Bylaws, no business may be brought before a special meeting except as specified in the notice of the special meeting. If the business stated in the notice of a special meeting of stockholders includes electing one or more directors to the Board of Directors, nominations of persons for election as a director at such special meeting may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a stockholder entitled to vote who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in the Bylaws) not earlier than the close of business 120 days prior to such special meeting and not later than the close of business on the later of (a) the 90th day prior to such special meeting and (b) the 10th day following the date of public announcement of such meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by VMware.

The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the annual meeting or as otherwise brought before the annual meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder entitled to vote at such annual meeting who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in our Bylaws) (i) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date more than thirty days before or after such anniversary date, not earlier than the close of business 120 days prior to such annual meeting and not later than the close of business on the later of (a) 90 days prior to such annual meeting and (b) the tenth day following the date public announcement of such meeting is first made by VMware, whichever is later. The Bylaws further provide that nominations of persons for election as a director at the annual meeting may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a stockholder entitled to vote who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in the Bylaws) within the periods prior to the meeting specified in the preceding sentence. In each case, stockholders must also comply with the procedural requirements in our Bylaws.

Notwithstanding anything to the contrary in the Bylaws, until such time as EMC ceases to be the beneficial owner of shares representing at least a majority of the votes entitled to be cast by the holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, EMC shall be entitled to nominate persons for election to the Board of Directors and propose business to be considered by the stockholders at any meeting of stockholders without compliance with the notice requirements and procedures of our Bylaws.

These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in VMware’s Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended discussed above in “Stockholder Proposals”. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to VMware at 3401 Hillview Avenue, Palo Alto, California 94304, Attention: Legal Department. Our Bylaws are also on file with the SEC and are available through its website at http://www.sec.gov.

Any stockholder who wishes to bring a proposal or nominate a person for election to the Board at VMware’s 2009 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to VMware’s Secretary, at our address specified above, after January 13, 2009 and prior to February 13, 2009.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this Proxy Statement to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials and you wish to reduce the number of reports you receive in the future and save VMware the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for the Special Meeting, but you would prefer to receive your own copy, we will promptly send a copy to you if you address your written request to VMware Inc., Investor Relations, 3401 Hillview Avenue, Palo Alto, California 94304, or call us at (877) 486-9273.

By order of the Board of Directors

/s/ RASHMI GARDE

RASHMI GARDE

Vice President, General Counsel and Corporate Secretary

Palo Alto, California

August 11, 2008

3401 HILLVIEW AVENUE

PALO ALTO, CA 94304

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 8, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by VMware, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 8, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to VMware, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VMWAR1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VMWARE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1.

Vote on Proposal For Against Abstain

1. To approve the option exchange program as described in VMware’s Proxy Statement.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the option exchange program. If any other matters properly come before the meeting or if cumulative voting is required, the person named in this proxy will vote in their discretion.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

VMWARE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS September 9, 2008

The stockholder hereby appoints Paul Maritz and Mark S. Peek, and either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of VMware, Inc. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 8:00 a.m., Pacific Time on September 9, 2008, at the offices of VMware, Inc., 3210 Porter Drive, Palo Alto, CA 94304 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE OPTION EXCHANGE PROGRAM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE